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                                                                   EXHIBIT 10.20


                    CONSULTING AND NONCOMPETITION AGREEMENT


         This Consulting and Noncompetition Agreement (the "Agreement") is entered into as of August 2, 1995, by and between TCC Industries, Inc., a Texas corporation (the "Company"), and J. Patrick Kaine ("Kaine").

                              W I T N E S S E T H:

         WHEREAS, Kaine was elected on August 2, 1995 to serve as a member of the Company's board of directors (the "Board of Directors"), and receives monthly retainers and certain other compensation in consideration of his services rendered to the Company as such; and

         WHEREAS, the Company desires to continue to have access to Kaine's business knowledge and experience after Kaine's resignation or removal from the Board of Directors by retaining Kaine's services as a consultant to the Company, and Kaine is willing to provide such consulting services; and

         WHEREAS, Kaine, through his association with the Company as a member of the Board of Directors, possesses confidential and proprietary information regarding the Company's businesses and operations; and

         WHEREAS, the value of the Company's assets may be substantially undermined by the disclosure of confidential and proprietary information or the establishment of competing enterprises by Kaine; and the Company desires to protect the value of its assets against any such occurrence;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are expressly acknowledged by the parties by their execution and delivery hereof, the undersigned hereby agree as follows:

         1.      Consulting Term.

                 (a) The Company hereby agrees to retain Kaine, and Kaine hereby agrees to provide consulting services hereunder, for a period beginning on the effective date of Kaine's voluntary resignation or Kaine's removal from the Board of Directors (the "Resignation Date") and terminating on the earlier to occur (in either event, the "Termination Date") of (i) the date which is three years from the Resignation Date or (ii) the date of the death of Kaine; provided, however, that the Company may terminate the obligation of Kaine to provide services hereunder (subject to Section 1(b) hereof) prior to expiration of the Consulting Term (as defined below) (1) because of a breach of this Agreement by Kaine or (2) because of any conduct of Kaine (even if not a breach of this Agreement) determined in good faith by the Board of Directors of the Company to be contrary to the best interests of the Company.





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The term "Consulting Term" shall mean that period of time commencing on the
Resignation Date and ending on the Termination Date.

                 (b) If Kaine's consulting relationship hereunder is terminated prior to the expiration of the Consulting Term for any reason whatsoever other than a breach of this Agreement by Kaine, the Company shall remain obligated to pay to Kaine the full Consulting Fee due to Kaine by the Company, as provided in Section 3 hereof, through the expiration of the Consulting Term. If, because of the determination of the Board of Directors of the Company (as contemplated by Section 1(a)(2) hereof), Kaine shall be relieved of his obligation to render the consulting services described in
Section 2 hereof, Kaine's failure to render consulting services hereunder shall not be deemed a breach of this Agreement by Kaine. If Kaine's consulting relationship hereunder is terminated prior to the expiration of the Consulting Term by reason of Kaine's breach of this Agreement, the Company shall not thereafter be obligated to pay Kaine the Consulting Fee provided in Section 3 hereof. Anything to the contrary in this Agreement notwithstanding, Section 4 hereof shall survive the termination of such consulting relationship for any reason whatsoever.

         2.      Kaine's Duties.

                 (a) Upon Kaine's voluntary resignation or Kaine's removal from the Board of Directors, Kaine agrees to be available from time to time during the Consulting Term, as reasonably requested by the Board of Directors, for the provision of consulting services to the Board of Directors pertaining to the business interests of the Company, such services to be of a nature substantially similar to those currently provided by Kaine to the Company as a member of the Board of Directors (but in no event shall Kaine be required to provide services in excess of five hours per month).

                 (b) Kaine shall devote his best efforts, skills, and abilities to the performance of his consulting services to the furtherance of the business of the Company as stated herein in a professional and business-like manner and in a manner that will not harm the business reputation of the Company. Kaine shall also use his best efforts to enhance and preserve the business the Company conducts and the goodwill of all clients, suppliers, service providers, and other persons and entities having business relations with the Company and its subsidiaries.

                 (c) Kaine shall render services hereunder only in compliance with all applicable laws and regulations and shall not take any action, by commission or omission, which would constitute or result in, or be deemed to constitute or result in, any violation of law or regulation on the part of Kaine or on the part of the Company.

                 (d) The consulting services rendered by Kaine hereunder shall be provided by Kaine as an independent contractor, and





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nothing in this Agreement shall create or be deemed to create the relationship of co-partners, joint venturers, employer-employee, or principal-agent between the Company and Kaine, nor shall Kaine have any authority to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the Company or to bind the Company or its subsidiaries in any manner whatsoever, nor shall Kaine make any representation, warranty, covenant, agreement, or commitment on behalf of the Company or its subsidiaries, without the prior written consent of an officer of the Company.

         3. Consulting Fee. In consideration of the consulting services to be provided hereunder and Kaine's nondisclosure and noncompetition covenants set forth in Section 4 hereof, Kaine shall be paid by the Company during the Consulting Term an annual consulting fee (the "Consulting Fee") pursuant to this Agreement, in an amount equal to (i) one-third of the monthly retainer paid by the Company to members of the Board of Directors on the Resignation Date (or, in the event of a change in the voting control of the Company's common stock, the monthly retainer paid by the Company immediately prior to such change in control if the monthly retainer paid by the Company prior to such change in control was greater than the monthly retainer paid by the Company after such change in control; in the event the retainer is an annual retainer, such annual retainer will be divided by 12 to determine the monthly retainer) multiplied by 12, and such product shall be multiplied by (ii) (A) the number of calendar months (not to exceed 36 months) during which Kaine has served as a member of the Board of Directors, divided by (B) twelve. The annual Consulting Fee shall be payable in four quarterly installments, by cash or the Company's check, on the last business day of each calendar quarter during the Consulting Term (prorated for any partial calendar quarter during the Consulting Term).

         4.      Nondisclosure and Noncompetition.

                 (a) Kaine shall not, at any time during the Consulting Term, use for his own account or for the benefit of any other person, firm, corporation or entity, directly or indirectly, any of the trade secrets or goodwill owned or used by the Company or its subsidiaries in their businesses or, directly or indirectly, disclose or furnish to any other person or entity, the methods by which the Company's or its subsidiaries' businesses are or have been conducted, any of the methods by which the businesses of the Company or its subsidiaries are or have been obtained, or any confidential or proprietary information whatsoever of the Company or its subsidiaries.

                  (b) During the Consulting Term, Kaine will not directly or indirectly own, manage, operate, control, be employed by, advise or be connected in any manner (including, without limitation, as an employee, director, agent, partner, officer, stockholder, creditor, consultant or otherwise) with any person or entity which directly or indirectly is competitive with the Company's or its subsidiaries' businesses, including, without limitation, any





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business in which the Company or one of its subsidiaries has been engaged at any time during the three-year period prior to the Resignation Date.

                 (c) The Company shall pay Kaine the Consulting Fee pursuant to Section 3 above in consideration of Kaine's agreement to enter into and perform the noncompetition and nondisclosure obligations set forth in
Section 4 hereof.

                 (d) Notwithstanding Section 4(b) hereof, nothing in this Agreement will prohibit Kaine from owning less than five percent (5%) of the capital stock of a corporation or a limited partnership, the common stock or partnership units of which are publicly traded on a national securities exchange or through NASDAQ, notwithstanding that such corporation or limited partnership may compete with the Company.

                 (e) During the Consulting Term, neither Kaine nor any entity or business owned or controlled by him, will, directly or indirectly for their own benefit or the benefit of any third party, without the written consent of the Company, hire or solicit the employment of any employee of the Company or one of its subsidiaries or influence or induce any employee to leave or decline employment by the Company or one of its subsidiaries.

         5.      Severability.    Each provision of this Agreement shall be
treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively restrictive by reason of the geographic or business scope or duration thereof so as to be unenforceable, such provision or provisions shall be construed by an appropriate judicial body by limiting and reducing it or them, so that this Agreement shall be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         6.      Remedies.        Kaine acknowledges that the restrictions
contained herein are reasonably necessary to protect the goodwill and other business interests of the Company. Kaine recognizes that a breach of this Agreement may cause irreparable damage to the Company, the exact amount of which would be or may be difficult or impossible to ascertain, and that remedies at law for any such breach would be inadequate. Accordingly, under such circumstances, the Company shall also be entitled, in addition to any other rights or remedies existing in its favor, to obtain specific performance or injunctive relief in order to enforce this Agreement or prevent a breach or further breach of any provision hereof. Such right to specific performance or injunction shall be in addition to the Company's right to bring an action for damages actually sustained by the Company or one of its subsidiaries as a result of any breach hereunder.

         7.      Expenses.        In the event of any dispute, litigation or
other proceeding regarding this Agreement, including, without





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limitation, the performance of any obligation of any party hereunder, the prevailing party in such dispute, litigation or proceeding shall be entitled to recover its or his own costs and expenses, including, without limitation, attorneys' fees, in connection therewith in addition to any other relief to which it or he may be entitled.

         8. Waiver. One or more waivers or breach of any covenant, term or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term or provision.

         9.      Assignment.      The rights and obligations of the Company
under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. The rights and obligations of Kaine under this Agreement may not be assigned, and any attempt at assignment thereof shall be void.

         10. Notice. All notices and other communications hereunder shall be in writing and shall be delivered or transmitted in person, by courier, by telecopy or facsimile, or by certified or registered mail, return receipt requested and postage prepaid, and shall be addressed as follows:

                 If to the Company:        TCC Industries, Inc.
                                           816 Congress Avenue, Suite 1250
                                           Austin, Texas 78701
                                           Attn: Lawrence W. Schumann

                 With a copy to:           Edens Snodgrass Nichols & Breeland
                                           A Professional Corporation
                                           111 Congress Avenue, Suite 2800
                                           Austin, Texas 78701
                                           Attn: Rod Edens, Jr.

                 If to Kaine:              J. Patrick Kaine
                                           #5 Hedgebrook Cove
                                           Austin, Texas 78718


                 With a copy to:           ________________________________

                                           ________________________________

                                           ________________________________

         Such notices and other communications shall be deemed given on the day on which delivered or received or, if sent by mail as described above, on the day on which delivered or at 10:00 a.m. the third business day after deposit in the United States mail (as evidenced by a post office receipt furnished to the sender), whichever is earlier. Any party may change his or its address for receipt of notices and requests hereunder by notice duly given to the other party in accordance with the provisions of this Section 10.





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         11.     Governing Law.   The laws of the State of Texas shall govern
all questions relative to the validity, interpretation and construction of this Agreement and to the performance thereof without reference to the conflicts of law provisions of the State of Texas.

         12.     Entire Agreement.         This Agreement contains the entire
agreement of the parties with respect to the subject matter hereof and supersede all prior understandings, whether oral or written, with respect to such subject matter. This Agreement may not be changed orally, but only by an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         13.     Counterparts.    This Agreement may be executed in one or more
counterparts, which taken together shall constitute a single instrument.

         14. This Agreement supersedes and replaces the Consulting Agreement ("1994 Consulting Agreement") entered into as of August 2, 1994 by and between TCC Industries, Inc. and J. Patrick Kaine and the parties agree that the 1994 Consulting Agreement is terminated effective as of the date first above written.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement of the date first above written.

                                                            THE COMPANY

                                                            TCC Industries, Inc.



                                                 By:____________________________

                                                 Its:___________________________

                                                 KAINE



                                                 _______________________________
                                                 J. Patrick Kaine





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